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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 26, 2001

                               NMT Medical, Inc.
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               (Exact name of registrant as specified in charter)

Delaware                                    000-21001     95-4090463
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(State or other juris-                      (Commission   (IRS Employer
diction of incorporation)                   File Number)  Identification No.)

27 Wormwood Street, Boston, Massachusetts                 02210
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (617) 737-0930

                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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     On February 2, 2001, NMT Medical, Inc. (the "Company"), a Delaware
corporation, announced pursuant to Marketplace Rule 4815(b) that it received notice on January 26, 2001 from the Nasdaq National Market (the "NNM") that the NNM had determined to delist the Company's common stock from the NNM, effective at the opening of business on February 5, 2001, unless the Company requests a hearing prior to that time. Based on the Company's review of its unaudited year-end results, the Company requested a hearing to appeal Nasdaq's decision. A hearing request will stay the delisting of the Company's securities pending a decision by the Nasdaq Listing Qualifications Panel (the "Panel").

     In its notice to the Company, Nasdaq informed the Company, based on the Company's reported results of operations for the quarter ended September 30, 2000, that the Company was no longer in compliance with the minimum $4,000,000 net tangible assets requirement for the NNM under Marketplace Rule 4450(a)(3). Until the Panel reaches its decision, the Company's common stock will remain listed on the NNM. There can be no assurance as to when the Panel will reach a decision, or that such a decision will be favorable to the Company. An unfavorable decision will result in the immediate delisting of the Company's common stock irrespective of the Company's ability to appeal the decision.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)      Exhibits

Exhibit No.    Description
-----------    -----------

   99.1 Press Release, dated February 2, 2001, announcing receipt of the Nasdaq letter regarding potential delisting.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2001                       NMT Medical, Inc.
                                             -----------------
                                             (Registrant)

                          By:    /s/ John E. Ahern
                                 ----------------------
                                 Name:  John E. Ahern
                                 Title:  President and Chief Executive Officer
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    ------------

  99.1 Press Release, dated February 2, 2001, announcing receipt of the Nasdaq letter regarding potential delisting.